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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): May 20, 1998

                                   VANS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               0-19402                            33-0272893
       ------------------------         ------------------------------------
       (Commission File Number)         (I.R.S. Employer Identification No.)

           15700 Shoemaker Avenue, Santa Fe Springs, California 90670
           ----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (562) 565-8267
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER MATTERS

           On May 20, 1998, the Registrant announced its intention to (i) close its Vista, California manufacturing facility as of August 6, 1998, and (ii) restructure its European operations by terminating certain distributor agreements for key countries and entering into sales agency agreements for such countries. The Registrant disclosed that it would take a one-time, after-tax charge of approximately $11.5 million, or $0.82 per share, in the fourth quarter ending May 31, 1998 ("Q4 1998") in connection with the foregoing initiatives.

           The Registrant also previewed results for Q4 1998, indicating that, due to the ongoing uncertain retail environment for footwear and the economic slowdown in Japan, net income before the above-referenced charge are expected to be at break-even to slightly positive. The Registrant noted, however, that backlog for the first quarter of fiscal 1999 is at its highest level in the Registrants history.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c.) Exhibits

           99.1  News Release of the Registrant, dated May 20, 1998





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        VANS, INC.
                                        (Registrant)

Date:  May 21, 1998                     By   /s/ Craig E. Gosselin
                                             -----------------------------------
                                             Craig E. Gosselin
                                             Vice President and General Counsel



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                                  EXHIBIT INDEX


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Exhibit                                                          Page No.
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
99.1      News Release of the Registrant, dated May 20, 1998        4
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